UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

Life360, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56424	26-0197666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

539 Bryant Street, Suite 402 San Francisco, CA 94107
(Address of principal executive offices, including zip code)

(415) 484-5244
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of David Rice

On January 18, 2023, the Company and David Rice agreed that Mr. Rice would be taking on a newly created role as GM of International and stepping down from his current role as Chief Operating Officer of the Company, effective immediately.

Departure of CJ Prober
On January 18, 2023, Charles (CJ) Prober and Life360, Inc. (the “Company”) agreed that Mr. Prober will step down from his current positions as President of the Company and as the Chief Executive Officer of the Company’s subsidiary Tile, Inc., effective on the earlier of (i) 30 calendar days after the date that the Company appoints a chief operating officer (or equivalent role) of the Company and (ii) September 2, 2023 (the “Effective Date”).

A copy of the Company’s press release announcing Mr. Prober’s departure and Mr. Rice’s transition to a new role is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Prober’s Separation Agreement

The Company and Mr. Prober entered into a separation agreement (the “Separation Agreement”), pursuant to which, subject to Mr. Prober’s execution and non-revocation of a general release and waiver of claims in favor of the Company, Mr. Prober will receive within one week of the Effective Date the severance benefits to which he is entitled pursuant to the terms of his employment agreement with the Company in the case of a resignation for good reason, except that, instead of accelerating immediately upon the Effective Date, any stock options, restricted stock units or other equity awards granted to Mr. Prober that are outstanding as of the Effective Date shall continue to be exercisable and vest (as applicable) until July 6, 2024 (the “Equity Vesting Period”). Pursuant to the Separation Agreement, Mr. Prober also agreed to provide certain transition and advisory services as an independent contractor to the Company through the Equity Vesting Period. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 20, 2023 (Australian Eastern time)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE360, INC.

Dated:	January 19, 2023	By:	/s/ Russell Burke
Russell Burke

Chief Financial Officer